Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Ameren Corporation's Registration Statement No. 333-103818 on Form S-8 of our report dated June 7, 2002, appearing in this Annual Report on Form 11-K of the Employees' Savings Plan of Central Illinois Light Company for the year ended December 31, 2001.




/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Indianapolis, Indiana
June 27, 2003